Exhibit 23

REPORT AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
  of Ibis Technology Corporation:

The audits referred to in our report dated May 27, 2008, included the related financial schedule for each of the years in the three-year period ended December 31, 2007, included in the annual report on Form 10-K.  The financial statement schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion on the financial statement schedule based on our audits.  Based on our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (No.333-108438) on Form S-3, (No. 333-09237) on Form S-3, (No. 333-82497) on Form S-3, (No.333-09239) on Form S-8, (No.333-45247) on Form S-8, (No.333-36706) on Form
S-8, (No.333-61184) on Form S-8, and (No.333-116568) on Form S-8 of Ibis Technology Corporation of our reports dated March 26, 2008, with respect to the balance sheets of Ibis Technology Corporation as of December 31, 2006 and 2007, and the related statements of operations, stockholders’ equity, and cash flows, and the related financial statement schedule, for each of the years in the three-year period ended December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Ibis Technology Corporation, and to the reference to our firm under the heading “Selected Financial Data”.

Our report dated May 27, 2008 contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. The financial statements and financial statement schedule do not include any adjustments that might result from the outcome of that uncertainty.

As described in note 2(k) to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment, effective January 1, 2006.

/s/ KPMG LLP

Boston, Massachusetts
May 27, 2008